Exhibit 21.1
SUBSIDIARIES OF PUBMATIC, INC.

Name:	Jurisdiction:
PubMatic India Private Limited 6th Floor, Amar Paradigm, Baner Road, near D-mart Pune, Maharashtra 411045, India	India